UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT

TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NOVA CHEMICALS CORPORATION

(Exact name of registrant as specified in its charter)

Canada	None
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1000 - 7th Avenue S.W.
Calgary, Alberta, Canada T2P 5L5
(403) 750-3600

(Address, including zip code, and telephone number,
including area code, of Registrants’ principal executive offices)

NOVA CHEMICALS CORPORATION EMPLOYEE INCENTIVE STOCK OPTION PLAN (1982)

EMPLOYEE SAVINGS AND PROFIT SHARING PLAN FOR CANADIAN EMPLOYEES OF NOVA CHEMICALS CORPORATION

DIRECTOR SHARE PURCHASE PLAN FOR DIRECTORS OF NOVA CHEMICALS CORPORATION

NOVA CHEMICALS INC. EMPLOYEE SAVINGS AND PROFIT SHARING PLAN FOR U.S. EMPLOYEES

NOVA CHEMICALS INC. U.S. SAVINGS AND PROFIT SHARING RESTORATION PLAN

NOVA CHEMICALS INC. CAPITAL ACCUMULATION PLAN

NOVA CHEMICALS CORPORATION DEFERRED SHARE UNIT PLAN FOR KEY EMPLOYEES

NOVA CHEMICALS CORPORATION DEFERRED SHARE UNIT PLAN FOR U.S. KEY EMPLOYEES

NOVA CHEMICALS CORPORATION DEFERRED SHARE UNIT PLAN FOR NON-EMPLOYEE DIRECTORS

NOVA CHEMICALS CORPORATION RESTRICTED STOCK UNIT PLAN

(Full title of the plan)

NOVA Chemicals Inc.
1550 Coraopolis Heights Road
Moon Township, Pennsylvania, 15108
Attn: Christopher D. Pappas, President
(412) 490-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Form S-8 Registration Statements pertaining to NOVA Chemicals Corporation’s common shares (the “Registration Statements”).

1.               Registration Statement on Form S-8, Registration No. #33-47673

2.               Registration Statement on Form S-8, Registration No. #333-520

3.               Registration Statement on Form S-8, Registration No. #333-9076

4.               Registration Statement on Form S-8, Registration No. #333-9078

5.               Registration Statement on Form S-8, Registration No. #33-86218

6.               Registration Statement on Form S-8, Registration No. #33-77308

7.               Registration Statement on Form S-8, Registration No. #333-11280

8.               Registration Statement on Form S-8, Registration No. #333-12910

9.               Registration Statement on Form S-8, Registration No. #333-101793

10.         Registration Statement on Form S-8, Registration No. #333-109424

The undersigned registrant hereby removes and withdraws from registration all securities registered pursuant to the Registration Statements listed above that remain unissued.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf, by the undersigned, thereunto duly authorized.

NOVA CHEMICALS CORPORATION

By:	/s/ Jack S. Mustoe
	Name:	Jack S. Mustoe
	Title:	Sr. Vice President, Chief Legal Officer and Corporate Secretary
Date: July 20, 2009

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